Fourth Quarter 2025 Supplemental Information March 4, 2026

Enhabit Home Health & Hospice 2 Disclaimers Forward looking statements This presentation contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, disruption from the proposed acquisition by Kinderhook Industries, LLC (the "Merger") with patient, payor, provider, referral source, supplier or management and employee relationships; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Merger (the "Merger Agreement") or the inability to complete the proposed transaction on the anticipated terms and timetable; the risk that certain regulatory approvals for the proposed Merger are delayed, are not obtained or are obtained subject to conditions that are not anticipated; the failure of the conditions to the proposed Merger to be satisfied; the costs related to the proposed transaction; the diversion of management time on Merger-related issues; the risk that termination fees may be payable by us in the event that the Merger Agreement is terminated under certain circumstances; reputational risk related to the proposed Merger; the risk of litigation or regulatory action related to the proposed Merger; our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payers, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payers’, and other contract counterparties’ information systems; the outcome of litigation; quality performance and ratings; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; and our ability to control costs, particularly labor and employee benefit costs. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Exchange Act, including Adjusted EBITDA, Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. For 2025, the Company has modified its methodology of calculating Adjusted free cash flow to exclude the impact of unusual or nonrecurring items on cash income taxes and changes in working capital. The change was made to conform to the Adjusted free cash flow measure with the current definition used by management and the Board of Directors to manage cash flow and evaluate performance. Prior periods presented herein have been recast to conform with the new methodology. The Company believes the non-GAAP financial measures are useful to investors because they facilitate evaluation of core business operating results over multiple periods unaffected by differences in unusual or nonrecurring items. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Additionally, our Form 10-K for the three months and year ended December 31, 2025, provides further information regarding "unusual or nonrecurring items that are not typical of ongoing operations," a reconciliation item in our Adjusted EBITDA calculation. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Overview 4 2025 Year in Review 5 Quarterly Results at a Glance 6 2026 Priorities 7 Consolidated Results 8 Clinical Expertise and High-Quality Outcomes 9 Home Health Segment KPI Performance 10-11 Hospice Segment KPI Performance 12-13 Balance Sheet 14 Adjusted Free Cash Flow Assumptions 15 Appendix A: Supplemental Financial and Operational Metrics 16-27 Appendix B: Reconciliations to GAAP 28-35

Enhabit Home Health & Hospice 4 Overview 111 Hospice locations co-located with Home Health locations(1) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of December 31, 2025 - due to scale, not all locations can be represented by locational markers 117 Hospice Locations(1) 249 Home Health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 25 years, we've provided care with high-quality outcomes, becoming a trusted partner of health systems, payers and other risk-bearing entities We operate nationally across 34 states with approximately 10,800 employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success 10 Home Health (3) and Hospice (7) de novo locations opened in 2025 Hospice Only State

Enhabit Home Health & Hospice 5 2025 Execution - Return to Growth / Strengthened Balance Sheet Well Positioned for Continued Success in 2026 Reconciliations to GAAP provided in Appendix B Consistent Growth Revenues +2.4% and Adj. EBITDA +8.4% FY Improved Leverage and Free Cash Flow Provides Ability to Accelerate Growth via De Novo & Strategic M&A

Quarterly Results at a Glance

Home Health

Total admissions increased 7.3%

- Net service revenue rose **3.2%** to **$206.8M**, Adjusted EBITDA increased **4.2%**.
- ADC growth of **6.4%**, continued stabilization in Medicare ADC decline, down **1.7%** sequentially.
- Non-Medicare admissions increased **16.0%**, revenue per visit rose **7.5%**.
- Cost per patient day improved **3.5%** on better staff optimization.

Hospice

Average daily census grew 9.9%

- ADC increased sequentially every quarter since Q1 2024.
- Admissions increased **0.8%** or **2.6%** when normalized for branches closed in 2025.
- Net service revenue increased by **10.0%** to **$63.6M.** Adjusted EBITDA increased **2.3%.**
- Cost per patient day increased **0.6%** year over year.

Consolidated

Improved financial performance

- Total net service revenue rose to **$270.4M**, an increase of **2.6%** sequentially and **4.7%** year over year.
- Net loss attributable to Enhabit, Inc. of $38.7M.[(1)]
- Adjusted EBITDA increased **11.6%** to **$28.0M**, rose **3.7%** sequentially.
- Reduced bank debt by **$15 million** in Q4; exited Q4 with **3.7x** leverage ratio.

(1) Includes $(47.7)M impairment to goodwill and intangible assets

*All percentages based on year over year comparison between fourth quarter 2025 and the fourth quarter of 2024 operating results unless otherwise indicated

Reconciliations to GAAP provided in Appendix B

Enhabit Home Health & Hospice

6

Enhabit Home Health & Hospice 7 2026 Priorities for Success • Increase patient census • Optimize VPE to enable capacity expansion • Open new de novo locations - 3-6 home health / 9-12 hospice • Strategic M&A opportunities - targeting $25-$50M investment • Continue to de-lever balance sheet • Optimize payer mix • Reduce home health cost per patient day • Reduce hospice cost per patient day • Value-based performance • Patient and family experience • Home health hospital readmission rates • Hospice visits in the last days of life • Engagement • Retention • Build clinical capacity to support growth objectives • Business development direct selling headcount • Leadership development

Consolidated Results

($ in millions, except per share data)	Q4 2025		Q4 2024		'25 vs. '24
Home Health net service revenue		$206.8		$200.4	3.2 %
Hospice net service revenue		63.6		57.8	10.0 %
Total net service revenue		**$270.4**		**$258.2**	**4.7 %**
	% of revenue		*% of revenue*		
Cost of service	*51.3 %*	$138.7	*51.5 %*	$133.1	4.2%
Gross margin	*48.7 %*	131.7	*48.5 %*	125.1	5.3%
General and administrative expenses	*38.2 %*	103.2	*38.7 %*	99.8	3.4%
Total operating expenses	*89.5%*	$241.9	*90.2%*	$232.9	3.9%
Other income		$(0.1)		$—	
Net income attributable to noncontrolling interests		$0.4		$0.2	
Adjusted EBITDA(1)		**$28.0**		**$25.1**	***11.6%***
Adjusted EBITDA margin(1)		***10.4 %***		***9.7 %***	
Impairment of goodwill		**$44.7**		**$53.8**	***(16.9)%***
Impairment of intangible assets		**$3.0**		**$—**	***N/A***
Net income (loss) attributable to Enhabit, Inc.		**$(38.7)**		**$(46.0)**	***15.9%***
Reported diluted EPS		**$(0.76)**		**$(0.92)**	***(17.4)%***
Adjusted diluted EPS(1)		**$0.14**		**$0.04**	***250.0%***
General and administrative expenses in the above table exclude:					
Loss (gain) on disposal of assets		$0.1		$(0.2)	
Stock-based compensation expense		$6.8		$3.9	
Unusual or nonrecurring items that are not typical of ongoing operations(2)		$2.2		$1.1	

(1) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

(2) Unusual or nonrecurring items in the three months ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities; in the three months ended December 31, 2024, they include costs associated with nonroutine litigation and severance.

Enhabit Home Health & Hospice

8

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
HHCAHPS Star Rating[1]	3.9	3.7	5.4%	99% of our home health agencies are 3 Stars or higher; 75% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[2]	14.4%	18.0%	20.0%	% of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Hospice Visits in Last Days of Life[3]	63.8%	48.3%	32.1%	% of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life
CAHPS Hospice Star Rating[4]	3.9	3.6	8.3%	>90% of our hospice agencies are 3 Stars or higher; >60% are 4 Stars or higher

(1) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of January 14, 2026 for dates of service October 1, 2024 to June 30, 2025

(2) Research Institute for Home Care 2024 Chartbook (data from Medicare Standard Analytics Files for CY 2023), Enhabit data is as of Q4 2025

(3) Provider data from data.cms.gov/provider-data as of November 26, 2025 for dates of service January 1, 2023 to December 31, 2024

(4) Consumer Assessment of Healthcare Providers (CAHPS) Hospice Survey Star Ratings as of November 26, 2025 for dates of service October 1, 2022 to September 31, 2024

Enhabit Home Health & Hospice

9

Enhabit Home Health & Hospice 10 Home Health Q4 Revenue KPI Performance Home health returns to growth, as total revenue increased approximately $6.3 million, or 3.1% sequentially, and 3.2% year over year Q4 home health sequential revenue drivers: • Volume: increase in average daily census of 2.1%, primarily on higher admission volumes • Unit Revenue: increase in revenue per patient day of 1.0% reflects improved non-Medicare unit revenue rate partially offset by payer mix shift ADC growth to prior year of 6.4% driven primarily by admission growth of 7.3% and 8.1% when normalizing for closed branches ADC growth sequentially by 2.1% with significant growth in non-Medicare volumes as we saw full recovery of the temporary impact of negotiation with national payer in Q3 Revenue per patient day of $53, improvement of 1.0% sequentially and lower 2.9% year over year primarily on payer mix shift Continued successful execution on strategy to stem Medicare ADC rate of decline to prior year by more than half with Medicare ADC decline of 4.0% in the quarter vs. prior year and decline of 3.2% when normalizing for closed branches; compares to a decline of 11.6% to prior year in the corresponding 2024 period

Home Health Q4 Profitability KPI Performance


Cost Metric KPI :
Cost Per Patient Day
Actual $
-1.0
(-3.5%)
-0.4
(-1.4%)
$28.8
$28.2
$27.8
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)

Cost per patient day of $27.8 improved 1.4% sequentially and improved 3.5% year over year

Sequential impact of Q4 2025 average merit increase of 3% (effective October 1) largely offset by clinical staff productivity improvements enabling increased patient caseloads


Gross Margin (Yield) KPI :
Gross Margin % of Revenue
+0.3
+1.4
47.4%
46.3%
47.7%
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)

Gross margin of 47.7%, improvement of 140bps sequentially and higher by 30bps year over year

Q4 Home Health sequential Gross Margin drivers:

- **Unit Revenue: improvement of 1%** on an increase in revenue per patient day of 1.0% sequentially reflects improved non-Medicare unit revenue rate on improved collection rates in the quarter partially offset by payer mix shift
- **Unit Cost: improvement sequentially of 1.4%** on improved clinical staff productivity helping to offset Q4 2025 average merit increase of 3%


Home Health Profit KPI :
Adjusted EBITDA $ and %
$ in millions
+1.5
(+4.2%)
+3.1
(+9.1%)
$35.5
$33.9
$37.0
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)


% of Revenue
+0.2
+1.0
17.7%
16.9%
17.9%
Prior Year (Q3 '24)
Prior Qtr (Q2 '25)
(Q3 '25)

Q4 Home Health Adjusted EBITDA of $37.0 million reflects growth of $3.1 million, or 9.1% sequentially, and $1.5 million or 4.2% year over year

Sequential Adjusted EBITDA variance walk:

- **Volume increased Adjusted EBITDA $2.0 million** on higher average daily census and unit revenues
- **Rate/Yield increased Adjusted EBITDA $3.8 million** with Gross Margin as a % of revenue higher 140bps on improved cost per patient day, volumes and unit revenue
- **Sales and Ops back-office G&A costs decreased Adjusted EBITDA ($2.7) million** primarily on merit increase effective Oct 1 and increased FTE to support higher volumes, offset by reduction in year end incentive bonus

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix B

11

Enhabit Home Health & Hospice 12 Hospice Q4 Revenue KPI Performance Revenue per patient day increased 0.3% sequentially and 0.1% year over year reflects CMS Medicare reimbursement rate increase effective October 2025, offset by favorable non-recurring collections rate benefit in prior year Continued growth in Average Daily Census with sequential growth of 0.5% and to prior year of 9.9% with discharged average length of stay flat at 110 days to prior year Admissions flat sequentially, increasing 0.8% year over year; normalized for closed branches year over year growth of 2.6% Hospice revenue increased $0.5 million or 0.8% sequentially and $5.8 million or 10.0% year over year Hospice sequential revenue drivers: • Volume: increase in average daily census of 0.5% • Unit Revenue: increase in revenue per patient day of 0.3%

Hospice Q4 Profitability KPI Performance



Cost Metric KPI :
Cost Per Patient Day
Actual $
+0.5
(+0.6%)
+6.0
(+8.0%)
$80.4
$74.9
$80.9
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)

Cost per patient day increased sequentially to $80.9 while improving to prior year by 0.6%

Q4 2025 average merit increase of 3% effective October 1

Merit increase and lower productivity on ramping new hire clinical staff were primary drivers in sequential increase in cost per patient day

Merit increase more than offset by productivity improvements are drivers to year over year improvement



Gross Margin KPI :
Gross Margin % of Revenue
-0.2
-3.5
52.2%
55.5%
52.0%
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)

Gross margin of 52.0%, decreasing 350bps sequentially and in line year over year

Q4 hospice sequential revenue drivers:

- **Unit Revenue: +0.3% sequentially** with combination of CMS rate increase partially offset by favorable non-recurring collections rate benefit in prior period
- **Unit Cost: +8.0% sequentially** primarily on Q4 average merit increase of 3% and lower productivity due to ramp of new hire clinical staff for future volume growth



Hospice Profit KPI :
Adjusted EBITDA $ and %
$ in millions
+0.3
(+2.3%)
-3.6
(-20.9%)
$13.3
$17.2
$13.6
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)
% of Revenue
-1.6
-5.9
23.0%
27.3%
21.4%
Prior Year (Q4 '24)
Prior Qtr (Q3 '25)
(Q4 '25)

Hospice Adjusted EBITDA of $13.6 million decreased $3.6 million or 20.9% sequentially, and increased 2.3% year over year

Sequential Adjusted EBITDA variance walk:

- **Volume increased Adjusted EBITDA $0.2 million** on growth in ADC of 0.5%
- **Rate/Yield decreased Adjusted EBITDA ($2.0) million** with higher per patient day costs compressing margins slightly offset by higher unit revenues
- **Sales and Ops back-office G&A costs decreased EBITDA ($1.8) million** on increased sales related investment costs to support future volume growth

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix B

13

Enhabit Home Health & Hospice 14 Balance Sheet Strength Continues to Improve Leverage ratio decrease from Q4 2023 largely due to bank debt reduction during this period Leverage Ratio Improved 1.7 Turns $125M Reduction in Total Debt(1) Since Q4 2023 8 straight quarters of prepayments inclusive of $20M of voluntary prepayment in Q1 2026(2) (1) Total debt is defined as summation of advances under revolving credit and term loan facilities (2) In February 2026, the Company entered into an amended and restated credit agreement, please see the 8-K filed on March 2, 2026 for additional information ~$22M of Lower Annualized Cash Interest Expense Q4 2025 Annualized Cash Interest Expense reduced ~$22M from Q4 2023, fueling deleveraging efforts $ in millions $ in millions

Enhabit Home Health & Hospice 15 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2024 Full Year 2025 Full Year Adjusted EBITDA(1) $100.1 $108.5 Less: Cash interest expense(2) 42.7 32.4 Cash income tax payments (refunds), net(3) 1.9 0.8 Working capital and other(3)(4) (1.8) (0.8) Maintenance capital expenditures 3.8 4.9 Adjusted free cash flow $53.5 $71.2 (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (2) Cash interest payments in 2025 are based on current interest rate forward curves. (3) For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments, net, and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of less than $0.1 million for the full year. (4) The change in working capital for YTD 2025 was primarily the result of lower accounts receivable and the timing of payroll. ($ in millions) Growth in Core Business 2024 Full Year 2025 Full Year De novos $1.2 $0.8 Debt repayments, net $40.0 $65.0 Adjusted Free Cash Flow Uses and Assumptions

Enhabit Home Health & Hospice 16 Appendix A

Enhabit Home Health & Hospice 17 Debt & Liquidity Metrics ($ in millions) December 31, 2025 December 31, 2024 $400 million term loan facility, due 2027 (1)(2) $328.7 $348.0 Advances under revolving credit facility, due 2027(1) 115.0 160.0 Finance lease obligations 4.6 7.4 Total debt $448.3 $515.4 Less: Cash and cash equivalents 43.6 28.4 Net debt $404.7 $487.0 Net debt to Adjusted EBITDA(3) 3.7 x 4.9 x Trailing twelve-month Adjusted EBITDA(4) $108.5 $100.1 Available liquidity(5) $136.1 $79.8 (1) The Q4 2025 weighted average interest rate was 6.12% (SOFR + credit spread adjustment + 250 bps). (2) In October 2022, Enhabit entered into an interest rate swap to fix the rate on the $200 million of its term loan. The swap fixed the SOFR component of the interest rate at 4.3%, and matured in October 2025. (3) Defined as the ratio of Net debt to Trailing twelve-month Adjusted EBITDA. (4) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (5) Defined as of December 31, 2025 as our $220.0 million revolving credit facility, less $115.0 million in advances, less $12.5 million in standby letters of credit plus cash and cash equivalents of $43.6 million, and as December 31, 2024 as our $220.0 million revolving credit facility, less $160.0 million in advances, less $86.0 million in standby letters of credit plus cash and cash equivalents of $28.4 million.

Enhabit Home Health & Hospice 18 Consolidated Adjusted EBITDA ($ in millions) Q4 2025 % of Consolidated Revenue Q4 2024 % of Consolidated Revenue Home Health Segment Adjusted EBITDA $37.0 $35.5 Hospice Segment Adjusted EBITDA 13.6 13.3 Home office general and administrative expenses (22.6) 8.4% (23.7) 9.2 % Consolidated Adjusted EBITDA(1) $28.0 $25.1 Home office general and administrative expenses in the above table exclude: Loss (gain) on disposal of assets $0.1 $(0.2) Stock-based compensation expense $6.8 $3.9 Unusual or nonrecurring items that are not typical of ongoing operations(2) $2.2 $1.1 (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (2) Unusual or nonrecurring items in the three months ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities; in the three months ended December 31, 2024, they include costs associated with nonroutine litigation and severance.

Home Health Segment

($ in millions)	Q4 2025	Q4 2024	'25 vs. '24
Net service revenue:			
Medicare	$111.6	$117.3	(4.9)%
Non-Medicare	93.4	80.8	15.6 %
Private duty[1]	1.8	2.3	(21.7)%
Home Health net service revenue	**206.8**	**200.4**	**3.2 %**
Cost of service	108.2	105.5	2.6 %
Gross margin	*47.7 %*	*47.4 %*	
General and administrative expenses	61.3	59.1	3.7 %
Net income attributable to noncontrolling interests	0.3	0.3	— %
Segment Adjusted EBITDA[2]	**$37.0**	**$35.5**	**4.2 %**
Segment Adjusted EBITDA margin[2]	*17.9 %*	*17.7 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**22,196**	23,121	(4.0)%
Recertifications	**15,203**	16,300	(6.7)%
Completed episodes	**38,077**	39,104	(2.6)%
Average daily census	**19,030**	19,818	(4.0)%
Visits	**490,281**	560,002	(12.5)%
Visits per episode	**12.9**	14.3	(9.8)%
Revenue per episode	**$2,931**	$3,000	(2.3)%
Non-Medicare:			
Admissions	**34,582**	29,810	16.0 %
Recertifications	**14,840**	13,541	9.6 %
Average daily census	**23,294**	19,968	16.7 %
Visits	**574,023**	533,618	7.6 %
Total:			
Admissions	**56,778**	52,931	7.3 %
Same-store total admissions growth			7.2 %
Recertifications	**30,043**	29,841	0.7 %
Same-store total recertifications growth			*0.7 %*
Average daily census	**42,324**	39,786	6.4 %
Visits	**1,064,304**	1,093,620	(2.7)%
Visits per episode	**12.5**	13.9	(10.1)%
Cost per visit	**$101.7**	$95.0	7.1 %
Revenue per patient day	**$53.1**	$54.7	(2.9)%
Cost per patient day	**$27.8**	$28.8	(3.5)%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

(2) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice 19

Home Health Operational Metrics

(net service revenue $ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Medicare	$128.3	$121.7	$117.3	$117.3	$484.6	$114.2	$116.0	$113.4	$111.6	$455.2
Non-Medicare	82.6	86.3	81.5	80.8	331.2	84.4	87.8	85.2	93.4	350.8
Private duty[1]	2.3	2.2	2.2	2.3	9.0	2.0	2.1	1.9	1.8	7.8
Home Health net service revenue	$213.2	$210.2	$201.0	$200.4	$824.8	$200.6	$205.9	$200.5	$206.8	$813.8
(actual amounts)										
Medicare:										
Admissions	25,944	24,015	23,422	23,121	96,502	24,044	23,138	22,225	22,196	91,603
Recertifications	17,652	16,639	16,101	16,300	66,692	15,734	15,860	15,890	15,203	62,687
Completed episodes	43,171	41,620	38,866	39,104	162,761	38,266	38,818	37,875	38,077	153,036
Average daily census	21,713	20,628	19,630	19,818	20,447	20,110	19,931	19,361	19,030	19,605
Visits	632,047	597,742	561,525	560,002	2,351,316	547,690	546,877	530,078	490,281	2,114,926
Visits per episode	14.6	14.4	14.4	14.3	14.4	14.3	14.1	14.0	12.9	13.8
Revenue per episode	$2,972	$2,924	$3,018	$3,000	$2,977	$2,984	$2,988	$2,994	$2,931	$2,974
Non-Medicare:										
Admissions	30,881	30,209	29,950	29,810	120,850	33,178	31,774	33,065	34,582	132,599
Recertifications	13,489	14,587	14,112	13,541	55,729	13,133	14,532	14,410	14,840	56,915
Average daily census	20,555	21,281	20,357	19,968	20,540	21,126	22,191	22,090	23,294	22,181
Visits	571,289	581,326	552,815	533,618	2,239,048	542,526	570,424	562,122	574,023	2,249,095
Total:										
Admissions	56,825	54,224	53,372	52,931	217,352	57,222	54,912	55,290	56,778	224,202
Recertifications	31,141	31,226	30,213	29,841	122,421	28,867	30,392	30,300	30,043	119,602
Average daily census	42,268	41,909	39,987	39,786	40,987	41,236	42,122	41,451	42,324	41,785
Visits	1,203,336	1,179,068	1,114,340	1,093,620	4,590,364	1,090,216	1,117,301	1,092,200	1,064,304	4,364,021
Visits per episode	14.9	14.0	14.1	13.9	14.2	13.9	13.7	13.4	12.5	13.4
Cost per visit	$90.0	$89.0	$93.7	$95.0	$93.0	$93.5	$94.7	$97.4	$101.7	$97.7
Revenue per patient day	$55.4	$55.1	$54.6	$54.7	$55.0	$54.1	$53.7	$52.6	$53.1	$53.4
Cost per patient day	$28.6	$28.0	$28.8	$28.8	$28.5	$27.9	$28.0	$28.2	$27.8	$28.0

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice

20

Enhabit Home Health & Hospice 21 Hospice Segment ($ in millions) Q4 '25 vs. '242025 2024 Net service revenue $63.6 $57.8 10.0 % Cost of service 30.5 27.6 10.5 % Gross margin 52.0% 52.2 % General and administrative expenses 19.4 17.0 14.1 % Net income attributable to noncontrolling interests 0.1 (0.1) (200.0) % Segment Adjusted EBITDA(1) $13.6 $13.3 2.3 % Segment Adjusted EBITDA margin(1) 21.4% 23.0 % Operational metrics (actual amounts) Total admissions 3,083 3,059 0.8 % Same-store total admissions growth (0.1) % Patient days 377,112 343,063 9.9 % Discharged average length of stay 110 110 — % Average daily census 4,099 3,729 9.9 % Revenue per patient day $168.7 $168.6 0.1 % Cost per patient day $80.9 $80.4 0.6% (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice 22 Hospice Operational Metrics (net service revenue $ in millions) Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 FY 2025 Hospice net service revenue $49.2 $50.4 $52.6 $57.8 $210.0 $59.3 $60.2 $63.1 $63.6 $246.2 (actual amounts) Total admissions 3,032 2,888 3,046 3,059 12,025 3,274 3,140 3,089 3,083 12,586 Patient days 308,542 320,026 333,247 343,063 1,304,878 342,784 359,486 375,039 377,112 1,454,421 Discharged average length of stay 104 108 100 110 105 101 103 101 110 104 Average daily census 3,391 3,517 3,622 3,729 3,565 3,809 3,950 4,077 4,099 3,985 Revenue per patient day $159.6 $157.5 $157.7 $168.6 $160.9 $173.0 $167.5 $168.2 $168.7 $169.3 Cost per patient day $78.8 $77.9 $77.3 $80.4 $78.6 $78.2 $78.7 $74.9 $80.9 $78.2

Enhabit Home Health & Hospice 23 Consolidated Results – YTD 2025 ($ in millions, except per share data) Year-To-Date '25 vs. '242025 2024 Home Health net service revenue $813.8 $824.8 (1.3) % Hospice net service revenue 246.2 210.0 17.2 % Total net service revenue $1,060.0 $1,034.8 2.4% % of Revenue % of Revenue Cost of service 51.0% 540.2 51.3% 530.8 1.8 % Gross margin 49.0% 519.8 48.7% 504.0 3.1 % General and administrative expenses 40.4% 428.4 38.8% 401.7 6.6 % Total operating expenses 91.4% 968.6 90.1% 932.5 3.9 % Other income 19.1 — Net income attributable to noncontrolling interests 2.0 2.2 Adjusted EBITDA $108.5 $100.1 8.4 % Adjusted EBITDA margin 10.2% 9.7 % Impairment of goodwill $44.7 $161.7 (72.4) % Impairment of intangible assets $3.0 $— N/A Net income (loss) attributable to Enhabit, Inc. $(4.6) $(156.2) 97.1 % Reported diluted EPS $(0.09) $(3.11) 97.1 % Adjusted diluted EPS(1) $0.53 $0.21 152.4 % General and administrative expenses in the above table exclude: Loss (gain) on disposal of assets $(19.1) $(0.7) Stock-based compensation expense $16.6 $11.7 Unusual or nonrecurring items that are not typical of ongoing operations(2) $7.6 $13.2 (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures. (2) Unusual or nonrecurring items in the year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities, and in the year ended December 31, 2024 they also include costs associated with shareholder activism, the strategic review process that concluded in May 2024, nonroutine litigation, and severance.

Home Health Segment Results – YTD 2025

($ in millions)	Year-To-Date 2025	2024	'25 vs. '24
Net service revenue:			
Medicare	$455.2	$484.6	(6.1)%
Non-Medicare	350.8	331.2	5.9 %
Private duty[1]	7.8	9.0	(13.3)%
Home Health net service revenue	**813.8**	**824.8**	**(1.3)%**
Cost of service	426.5	428.2	(0.4)%
Gross margin	*47.6 %*	*48.1 %*	
General and administrative expenses	237.3	235.4	0.8 %
Other income	—	—	N/A
Net income attributable to noncontrolling interests	1.5	1.8	(16.7)%
Segment Adjusted EBITDA[2]	**$148.5**	**$159.4**	**(6.8)%**
Segment Adjusted EBITDA margin[2]	*18.2 %*	*19.3 %*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**91,603**	96,502	(5.1)%
Recertifications	**62,687**	66,692	(6.0)%
Completed episodes	**153,036**	162,761	(6.0)%
Average daily census	**19,605**	20,447	(4.1)%
Visits	**2,114,926**	2,351,316	(10.1)%
Visits per episode	**13.8**	14.4	(4.2)%
Revenue per episode	**$2,974**	$2,977	(0.1)%
Non-Medicare:			
Admissions	**132,599**	120,850	9.7%
Recertifications	**56,915**	55,729	2.1%
Average daily census	**22,181**	20,540	8.0%
Visits	**2,249,095**	2,239,048	0.4%
Total:			
Admissions	**224,202**	217,352	3.2%
Same-store total admissions growth			*4.5%*
Recertifications	**119,602**	122,421	(2.3)%
Same-store total recertifications growth			*(5.9)%*
Average daily census	**41,786**	40,987	1.9%
Visits	**4,364,021**	4,590,364	(4.9)%
Visits per episode	**13.4**	14.2	(5.6)%
Cost per visit	**$97.7**	$93.0	5.1%
Revenue per patient day	**$53.4**	$55.0	(2.9)%
Cost per patient day	**$28.0**	$28.6	(2.1)%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

(2) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice

24

Enhabit Home Health & Hospice 25 Hospice Segment Results – YTD 2025 ($ in millions) Year-To-Date '25 vs. '242025 2024 Net service revenue $246.2 $210.0 17.2 % Cost of service 113.7 102.6 10.8 % Gross margin 53.8% 51.1 % General and administrative expenses 72.2 65.5 10.2 % Net income attributable to noncontrolling interests 0.5 0.4 25.0 % Segment Adjusted EBITDA(1) $59.8 $41.5 44.1 % Segment Adjusted EBITDA margin(1) 24.3% 19.8 % Operational metrics (actual amounts) Total admissions 12,586 12,025 4.7 % Same-store total admissions growth 0.5 % Patient days 1,454,421 1,304,878 11.5 % Discharged average length of stay 104 105 (1.0) % Average daily census 3,985 3,565 11.8 % Revenue per patient day $169.3 $160.9 5.2 % Cost per patient day $78.2 $78.6 (0.5) % (1) See Appendix B for reconciliation of GAAP to Non-GAAP measures.

Enhabit Home Health & Hospice 26 Payer Sources As a % of Revenue Fourth Quarter Fiscal Year Consolidated 2025 2024 2025 2024 Medicare 64.1% 66.8% 65.8% 66.8% Medicare Advantage 24.9% 22.5% 23.9% 23.0% Managed Care 9.5% 9.2% 9.1% 9.1% Medicaid 1.1% 1.3% 0.8% 0.9% Other 0.4% 0.2% 0.4% 0.2% Total 100.0% 100.0% 100.0% 100.0% Home Health Medicare 54.0% 58.5% 55.9% 58.8% Medicare Advantage 32.6% 29.0% 31.1% 28.8% Managed Care 12.1% 11.1% 11.5% 11.1% Medicaid 0.8% 1.2% 0.9% 1.1% Other 0.5% 0.2% 0.6% 0.2% Total 100.0% 100.0% 100.0% 100.0% Hospice Medicare 97.0% 95.7% 98.2% 98.3% Managed Care 1.3% 2.4% 1.1% 1.7% Medicaid 1.7% 1.9% 0.7% —% Total 100.0% 100.0% 100.0% 100.0%

Outlook: Attractive Industry Tailwinds

Demographic Trends and Our Ability to Deliver Cost-Effective, High-Quality Care Supports Long-Term Growth

Aging Population

Number of people age 65 or older, by age group (millions)



90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
~5% expected growth in target population over the next three years
We are here
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030
2032
2034
2036
2038
2040
65 to 74
75 to 84
85 to 94
95 or Older

Avg. age of our patients

Home health = 76 | Hospice = 83

75% of those age 50 and over want to stay in their residence as they age[4]

Cost Efficiency of Home Health Care

Post-Acute Service Sector	Annual Medicare Spending	Average Medicare Cost Per Day
Skilled Nursing Facilities (SNF)[1]	$30 billion	$683
Hospice[2]	$28 billion	$191
Home Health[3]	$16 billion	$64

10x lower cost than other care settings

Large and Growing Addressable Markets[5]



~$317B

2033 projection for broader home health expenditures[6]



~78M

2033 projection for Medicare eligible citizens

(1) MedPAC Tab E December 2025.
(2) MedPAC Tab I Hospice December 2025.
(3) MedPAC Tab H Home Health December 2025. (Calculated based on 30-day home health period.)
(4) AARP 2024 Survey.
(5) National Health Expenditures published September 2025 by CMS.
(6) Includes Medicare payments for home health and hospice services.

Enhabit Home Health & Hospice

27

Enhabit Home Health & Hospice 28 Appendix B

Reconciliation of Earnings Per Share to Adjusted Diluted Earnings Per Share

(in millions except $ Diluted EPS amounts)	Q4				Year-To-Date			
	2025		2024		2025		2024	
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income (loss) attributable to Enhabit, Inc.	$(38.7)	(0.76)	$(46.0)	(0.92)	$(4.6)	(0.09)	$(156.2)	(3.11)
Impairment of goodwill	39.0	—	44.0	—	39.0	—	141.3	—
Impairment of intangible assets	2.3	—	—	—	2.3	—	—	—
Gain on sale of investment and disposal of assets(1)	—	—	—	—	(14.7)	—	—	—
Unusual or nonrecurring items that are not typical of ongoing operations (2)	1.7	—	1.1	—	5.8	—	10.0	—
Provision for (benefit from) income taxes(3)	2.8	—	2.9	—	(0.3)	—	15.6	—
Adjusted Net income (loss) attributable to Enhabit, Inc.	**$7.1**	**0.14**	**$2.0**	**0.04**	**$27.5**	**0.53**	**$10.7**	**0.21**
Diluted weighted average common shares outstanding		50.7		50.2		50.8		50.2
Fully diluted weighted average common shares outstanding(4)		52.2		50.5		51.6		50.4

(1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.

(2) Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.

(3) Income tax adjustments include the effect of a valuation allowance recorded against a portion of our deferred tax assets and the effect of permanent book-tax differences attributable to stock-based compensation.

(4) Reflects diluted weighted average common shares outstanding plus potential common shares used for the calculation of adjusted diluted earnings per share.

Enhabit Home Health & Hospice

29

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Consolidated

($ in millions)	Fourth Quarter 2025	Fourth Quarter 2024	Year-To-Date 2025	Year-To-Date 2024
Net income (loss)	**$(38.3)**	**$(45.8)**	**$(2.6)**	**$(154.0)**
Interest expense, net	7.4	10.1	33.8	42.9
(Benefit from) provision for income taxes	(2.5)	(5.5)	4.0	(4.0)
Depreciation and amortization	5.0	7.9	22.5	31.5
Loss (gain) on disposal of assets(1)	0.1	(0.2)	(19.1)	(0.7)
Impairment of goodwill	44.7	53.8	44.7	161.7
Impairment of intangible assets	3.0	—	3.0	—
Stock-based compensation	6.8	3.9	16.6	11.7
Net income attributable to noncontrolling interests	(0.4)	(0.2)	(2.0)	(2.2)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	2.2	1.1	7.6	13.2
Adjusted EBITDA	**$28.0**	**$25.1**	**$108.5**	**$100.1**

(1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.

(2) Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.

Enhabit Home Health & Hospice

30

Reconciliation of Income (Loss) Before Income Taxes and Noncontrolling Interests to Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin

	Q4		Year-To-Date	
($ in millions)	2025	2024	2025	2024
Income (loss) before income taxes and noncontrolling interests	$(40.8)	$(51.3)	$1.4	$(158.0)
Non-segment general and administrative expenses	24.8	24.6	107.4	113.3
Interest expense, net	7.4	10.1	33.8	42.9
Depreciation and amortization	5.0	7.9	22.5	31.5
Gain (loss) on sale of investment and disposal of assets[1]	0.1	—	(19.1)	—
Impairment of goodwill	44.7	53.8	44.7	161.7
Impairment of intangible assets	3.0	—	3.0	—
Stock-based compensation expense	6.8	3.9	16.6	11.7
Net income attributable to noncontrolling interests	(0.4)	(0.2)	(2.0)	(2.2)
Total Segment Adjusted EBITDA	**$50.6**	**$48.8**	**$208.3**	**$200.9**

	Home Health		Hospice		Home Health		Hospice	
	Q4		Q4		Year-To-Date		Year-To-Date	
($ in millions)	2025	2024	2025	2024	2025	2024	2025	2024
Net service revenue	$206.8	$200.4	$63.6	$57.8	$813.8	$824.8	$246.2	$210.0
Labor	99.0	95.9	19.1	17.1	390.1	389.5	71.9	63.8
Supplies and pharmacy	2.3	2.4	5.6	5.1	9.5	9.9	21.8	19.4
Travel	5.4	5.4	1.4	1.3	20.8	21.8	5.1	4.7
Other cost of service	1.5	1.8	4.4	4.1	6.1	7.0	14.9	14.7
Total cost of service, excluding depreciation and amortization	108.2	105.5	30.5	27.6	426.5	428.2	113.7	102.6
General and administrative salaries	48.7	48.9	16.3	14.1	188.6	193.2	59.7	54.0
Other general and administrative expenses[2]	12.6	10.2	3.1	2.9	48.7	42.2	12.5	11.5
Total general and administrative expenses	61.3	59.1	19.4	17.0	237.3	235.4	72.2	65.5
Other income	—	—	—	—	—	—	—	—
Equity in net income of nonconsolidated affiliates	—	—	—	—	—	—	—	—
Net income attributable to noncontrolling interests	0.3	0.3	0.1	(0.1)	1.5	1.8	0.5	0.4
Segment Adjusted EBITDA	**$37.0**	**$35.5**	**$13.6**	**$13.3**	**$148.5**	**$159.4**	**$59.8**	**$41.5**
Segment Adjusted EBITDA margin[3]	***17.9 %***	***17.7 %***	***21.4 %***	***23.0 %***	***18.2 %***	***19.3 %***	***24.3 %***	***19.8 %***

(1) Gain on sale of investment in 2025 resulted from the sale of Medalogix investment.

(2) Other general and administrative expenses are comprised of licensing fees and other individually insignificant fees for both the Home Health and Hospice segments.

(3) Segment Adjusted EBITDA margin is defined as the ratio of Segment Adjusted EBITDA to segment net service revenue.

31

Enhabit Home Health & Hospice 32 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow ($ in millions) Q4 Year-To-Date 2025 2024 2025 2024 Net cash provided by operating activities $4.3 $(4.1) $70.7 $51.2 Unusual or nonrecurring items that are not typical of ongoing operations(1) 3.5 1.1 10.1 13.2 Capital expenditures for maintenance (1.0) (0.6) (4.9) (3.7) Other working capital adjustments(2) 0.4 0.3 (2.4) (3.5) Distributions paid to noncontrolling interests of consolidated affiliates (0.8) (1.5) (2.3) (3.7) Adjusted free cash flow $6.4 $(4.8) $71.2 $53.5 (1) Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non- shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024. (2) For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of $1.0 million and less than $0.1 million for Q4 and the year to date period, respectively.

Enhabit Home Health & Hospice 33 Reconciliation of Gross Margin to Adjusted EBITDA Margin Q4 Year-To-Date 2025 2024 2025 2024 Gross margin as a percentage of revenue 48.7% 48.5% 49.0% 48.7 % General and administrative expenses (41.5) % (40.5) % (40.9) % (41.2) % Stock-based compensation 2.5% 1.4% 1.6% 1.1 % Noncontrolling interests (0.1) % (0.1) % (0.2) % (0.2) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 0.8% 0.4% 0.7% 1.3 % Adjusted EBITDA Margin 10.4% 9.7% 10.2% 9.7% (1) Unusual or nonrecurring items in the three months and year ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities. Unusual or nonrecurring items in the three months ended December 31, 2024 include costs associated with nonroutine litigation and severance, and for the year ended December 31, 2024 also include costs associated with shareholder activism and the strategic review process that concluded in May 2024.

Reconciliation of Net Income (Loss) to Trailing Twelve-Month Adjusted EBITDA

	Quarter Ended				Trailing Twelve Months Ended	
($ in millions)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 30, 2025	December 31, 2024
Net income (loss)	$18.4	$5.7	$11.6	$(38.3)	$(2.6)	$(154.0)
Interest expense and amortization of debt discounts and fees	9.4	8.7	8.3	7.4	33.8	42.9
Provision for (benefit from) income taxes	7.4	2.3	(3.2)	(2.5)	4.0	(4.0)
Depreciation and amortization	6.3	5.7	5.5	5.0	22.5	31.5
(Gain) loss on sale of investment and disposal of assets(1)	(19.3)	—	0.1	0.1	(19.1)	(0.7)
Impairment of goodwill	—	—	—	47.7	47.7	161.7
Stock-based compensation	4.0	3.6	2.2	6.8	16.6	11.7
Net income attributable to noncontrolling interests	(0.6)	(0.5)	(0.5)	(0.4)	(2.0)	(2.2)
Unusual or nonrecurring items that are not typical of ongoing operations(2)(3)(4)(5)(6)	1.0	1.4	3.0	2.2	7.6	13.2
Adjusted EBITDA	**$26.6**	**$26.9**	**$27.0**	**$28.0**	**$108.5**	**$100.1**

(1) Gain on sale of investment in the three months ended March 31, 2025 resulted from the sale of Medalogix investment.

(2) Unusual or nonrecurring items in the quarter ended March 31, 2025 include was costs associated with restructuring activities and severance and nonroutine litigation.

(3) Unusual or nonrecurring items in the quarter ended June 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder and non-shareholder matters.

(4) Unusual or nonrecurring items in the quarter ended September 30, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to non-shareholder matters.

(5) Unusual or nonrecurring items in the quarter ended December 31, 2025 include costs associated with restructuring activities and severance, nonroutine litigation and third-party legal and advisory fees related to shareholder, non-shareholder and other matters, and merger and acquisition activities.

(6) Unusual or nonrecurring items in the year ended December 31, 2024 also include costs associated with shareholder activism, the strategic review process, nonroutine litigation, restructuring activities and severance.

Enhabit Home Health & Hospice

34

Enhabit Home Health & Hospice 35 Additional Disclaimers ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication may be deemed to be solicitation material in respect of the transaction between the Company, Anchor Parent, LLC and Anchor Merger Sub, Inc. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC's website at www.sec.gov, at the Company's website at www.enhabit.com or by sending a written request to the Company in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206. PARTICIPANTS IN THE SOLICITATION The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company's directors and executive officers is available in the Company's definitive proxy statement filed with the SEC on May 16, 2025 in connection with the Company's 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.